SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 12th day of June, 1998.

               Matrix Service Company


         By:   /s/ Martin L. Rinehart
               -------------------------------------
               Martin L. Rinehart
               President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Matrix Service Company (the Company ) hereby constitutes and appoints Martin L. Rinehart and C. William Lee, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                            Date
----------------------  ---------------------------------    -----------------

/S/ Martin L. Rinehart  President, Chief Executive Officer    June 12, 1998
----------------------                and Director
    Martin L. Rinehart     (Principal executive officer)

/S/ C. William Lee       Vice President - Finance and         June 12, 1998
----------------------          and Director
    C. William Lee         (Principal financial and
                             accounting officer)

/S/ Hugh E. Bradley                  Director                 June 12, 1998
----------------------
    Hugh E. Bradley

/S/ Robert L. Curry                  Director                 June 12, 1998
----------------------
    Robert L. Curry


/S/ William P. Wood                  Director                 June 12, 1998
----------------------
    William P. Wood

/S/ John S. Zink                     Director                 June 12, 1998
----------------------
    John S. Zink